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                                                                    EXHIBIT 23.3



                    Consent of Independent Public Accountants

               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 2001 with respect to the financial statements included in Western Multiplex Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in or made a part of this Registration statement.





/s/ Arthur Andersen LLP
    San Jose, California
    January 31, 2002